Exhibit 24.1  Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1)

Exhibit 24.2  Consent of Independent Certified Public Accountants

As independent accountants, we hereby consent to the incoporation by reference in this Form S-8 Registration Statement of our report dated December 23, 2001 included in and incorporated by reference in Stampede Worldwide, Inc.'s Annual Report on Form 10-KSB, for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission.

/s/  Bella, Hermida, Gillman, Hancock and Mueller
Bella, Hermida, Gillman, Hancock and Mueller
Certified Public Accountants
Plant City, Florida
June 28, 2002